Version 1 May 2014 Concordia International Corp. Human Resources and Compensation Committee Charter

Compensation Committee Charter Version 1 May 2014 Table of Contents Notice Notice .......................................................................................................................................... 1 1. PURPOSE AND RESPONSIBILITIES ......................................................................................... 1 Purpose ........................................................................................................................................ 1 2. DEFINITIONS AND INTERPRETATION .................................................................................... 1 Definitions .................................................................................................................................... 1 Interpretation ............................................................................................................................... 1 3. ESTABLISHMENT AND COMPOSITION OF COMMITTEE ............................................................ 1 Establishment of Compensation Committee .................................................................................... 1 Appointment and Removal of Members of the Committee ................................................................ 2 Qualification and Independence of Members ................................................................................... 2 Committee Chair ........................................................................................................................... 2 4. COMMITTEE MEETINGS ......................................................................................................... 2 Quorum ........................................................................................................................................ 2 Secretary ...................................................................................................................................... 2 Time and Place of Meetings ........................................................................................................... 2 Right to Vote ................................................................................................................................ 3 Invitees and Attendees .................................................................................................................. 3 Minutes ........................................................................................................................................ 3 5. AUTHORITY OF COMMITTEE .................................................................................................. 3 Retaining and Compensating Advisors ............................................................................................ 3 Subcommittees ............................................................................................................................. 3 Recommendations to the Board ..................................................................................................... 3 6. REMUNERATION OF COMMITTEE MEMBERS ........................................................................... 3 7. COMPENSATION MATTERS .................................................................................................... 4 Specific Responsibilities ................................................................................................................. 4 Compensation of Chief Executive Officer ......................................................................................... 4 Non-CEO Compensation Matters .................................................................................................... 4 Review of Bonuses Paid ................................................................................................................. 5 8. DISCLOSURE AND REPORTING TO THE BOARD ...................................................................... 5 Executive Compensation Disclosure ................................................................................................ 5 Report of the Compensation Committee ......................................................................................... 5 Regular Reporting ......................................................................................................................... 5 9. ANNUAL PERFORMANCE EVALUATION .................................................................................... 5 10. CHARTER REVIEW ................................................................................................................. 5

Compensation Committee Charter Version 1 May 2014 11. Contact Us ............................................................................................................................ 6

Compensation Committee Charter Version 1 May 2014 NOTICE The information in this document is proprietary to Concordia Interntional Corp. (“Concordia”). This document is classified “Open Access”. Access to this document is provided freely to all employees and other interested parties through the organization’s website and through the organization’s intranet. This Policy applies to directors, officers and employees of Concordia and all of its subsidiaries. The CFO of Concordia is the owner of this document. The CEO of Concordia is the official spokesperson for Concordia. This Policy was ratified by the Board of Directors of Concordia on December 11, 2014.

Compensation Committee Charter Version 1 May 2014 1. PURPOSE AND RESPONSIBILITIES Purpose The Committee's purpose is to assist Board oversight of executive and Director compensation, including with respect to: 1. reviewing compensation and human resources issues in support of the achievement of the Corporation’s business strategy and making recommendations to the Board as appropriate; 2. reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO's performance in light of these goals and objectives and recommending to the Board the CEO's compensation level based on this evaluation; 3. recommending to the Board non-CEO compensation levels, incentive-based plans and equity-based plans; 4. reviewing compensation disclosure in public documents, and producing for inclusion in the Committee's annual report and other public documents a summary report on executive compensation, in accordance with applicable rules and regulations; and 5. performing any other activities consistent with this Charter. 2. DEFINITIONS AND INTERPRETATION Definitions In this Charter: 1. "Board" means the board of directors of the Corporation; 2. "CEO" means Chief Executive Officer; 3. "Chair" means the chair of the Committee; 4. "Committee" means the Human Resources and Compensation Committee of the Board; 5. "Director" means a member of the Board; 6. "Stock Exchange" means at any time, the Toronto Stock Exchange and any other stock exchange on which any securities of the Corporation are listed for trading at the applicable time; and 7. "the Corporation" means Concordia International Corp. Interpretation The provisions of this Charter are subject to the provisions of the articles and by- laws and to the applicable provisions of the Business Corporations Act (Ontario) (the "OBCA"), and any other applicable legislation. 3. ESTABLISHMENT AND COMPOSITION OF COMMITTEE Establishment of Compensation Committee The Committee is hereby constituted with the constitution, function and responsibilities herein set forth.

- 2 - Version 1 May 2014 Appointment and Removal of Members of the Committee The Committee shall consist of three or more Directors who shall be appointed by the Board, having considered the recommendation of the Nominating and Corporate Governance Committee. The appointment of members of the Committee shall take place annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected, provided that if the appointment of members of the Committee is not so made, the Directors who are then serving as members of the Committee shall continue as members of the Committee until their successors are appointed. The Board may appoint a member to fill a vacancy which occurs in the Committee between annual elections of Directors. Any member of the Committee may be removed from the Committee by a resolution of the Board. Qualification and Independence of Members A Director is not required to have any specific qualifications in order to serve as a member of the Committee. A majority of the members of the Committee shall be independent for the purposes of all applicable regulatory and Stock Exchange requirements Committee Chair The Board shall appoint the Chair from the members of the Committee (or if it fails to do so, the members of the Committee shall appoint the Chair of the Committee from among its members). The designation of the Committee's Chair shall take place annually at the first meeting of the Board after a meeting of the members at which Directors are elected, provided that if the designation of Chair is not so made, the Director who is then serving as Chair shall continue as Chair until his or her successor is appointed. If the Chair of the Committee is unavailable or unable to attend a meeting of the Committee, the Chair shall ask another member to chair the meeting, failing which a member of the Committee present at the meeting shall be chosen, by a majority of members of the Committee present at such meeting, to preside over the meeting. 4. COMMITTEE MEETINGS Quorum A quorum of the Committee shall be two members. Secretary The Chair shall designate from time to time a person who may, but need not, be a member of the Committee, to be Secretary of the Committee. Time and Place of Meetings The time and place of the meetings of the Committee and the calling of meetings and the procedure in all things at such meetings shall be determined by the Committee; provided, however, the Committee shall meet at least once per year.

- 3 - Version 1 May 2014 Notice of the time and place of each Committee meeting may be given orally, or in writing, or by facsimile, or by electronic means to each Committee member at least 48 hours prior to the time fixed for such meeting. A Committee member may in any manner waive notice of the meeting. Attendance of a Committee member at a meeting shall constitute waiver of notice of the meeting, except where a Committee member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called. Right to Vote Each member of the Committee shall have the right to vote on matters that come before the Committee. Invitees and Attendees The Committee may invite Directors, officers and employees of the Corporation or any other person to attend meetings of the Committee to assist in the discussion and examination of the matters under consideration by the Committee. The Committee shall have the right to determine who shall and who shall not be present at any time during a meeting of the Committee. Minutes Minutes of Committee meetings shall be sent to all Committee members. The full Board shall be kept informed of the Committee’s activities by a report to the Board following each Committee meeting 5. AUTHORITY OF COMMITTEE Retaining and Compensating Advisors The Committee shall have the sole authority to retain and terminate any firm engaged to assist in the evaluation of director, CEO or senior executive compensation and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms of any such firm and other advisors. Subcommittees The Committee may form and delegate authority to subcommittees if deemed appropriate by the Committee. Recommendations to the Board The Committee shall have the authority to make recommendations to the Board, but shall have no decision-making authority other than as specifically contemplated in this Charter. 6. REMUNERATION OF COMMITTEE MEMBERS Members of the Committee and the Chair shall receive such remuneration for their service on the Committee as the Board may determine from time to time.

- 4 - Version 1 May 2014 7. COMPENSATION MATTERS Specific Responsibilities In carrying out its mandate with respect to human resources and compensation issues, the Committee is expected to: 1. Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior executives of the Corporation, and evaluate the performance of such officers in light of these corporate goals and objectives. 2. Ensure that the Corporation’s security-based compensation plans and all amendments to such plans which require the approval of the Corporation’s shareholders are approved by the Board and by shareholders, as may be required. 3. Approve and evaluate performance measures for executive incentive plans. 4. Review and monitor the status of compliance with the Corporation’s Share Ownership Guidelines. 5. Review any proposed disclosure of executive compensation. Without limiting the foregoing, annually review any report on executive compensation (including any discussion or analysis thereof) and recommend to the Board that it be included in the Corporation’s annual report, management information circular or other documents prepared for its annual meeting of shareholders. Compensation of Chief Executive Officer The Committee shall: 1. Review and approve corporate goals and objectives relevant to CEO compensation; 2. oversee the design and implementation of a process for CEO evaluations; 3. evaluate the CEO's performance in light of those corporate goals and objectives; 4. recommend to the Board for approval the CEO's compensation level (considering all elements of the compensation package) based on this evaluation; and 5. in determining the long-term incentive component of the CEO's compensation, consider: (i) the Corporation's performance and relative shareholder return; (ii) the value of similar incentive awards to CEOs at comparable companies; and (iii) the awards given to the CEO of the Corporation in past years. Non-CEO Compensation Matters The Committee shall make recommendations to the Board with respect to: 1. Total compensation for senior management of the Corporation, including salaries, short term incentive awards and long-term incentive awards, including employment agreements, (if applicable); 2. Appointment of corporate officers; 3. Reservation of shares for the Corporation’s security-based compensation plans, subject to shareholder approval, where required;

- 5 - Version 1 May 2014 4. The adoption of new security-based compensation plans or other long-term incentive plans, subject to shareholder approval, where required; 5. Amendments to the Corporation’s Employee Stock Option Plan, and any other previously approved employee security-based compensation plan(s) or long-term incentive plan(s), subject to shareholder approval of such amendments, where required; 6. Annual compensation budget for employees; 7. Incentive compensation plans; 8. Actions with respect to any of the Corporation’s security-based compensation plans or long- term incentive plans referred to herein; and 9. Succession plans in respect of the Corporation’s officers Review of Bonuses Paid The Committee will monitor the administration of the Corporation's executive officer incentive and other compensation related plans and shall report to the Board annually on whether incentives and bonuses awarded or paid to the CEO and each of the other executive officers have been awarded or paid in accordance with the applicable plans. 8. DISCLOSURE AND REPORTING TO THE BOARD Executive Compensation Disclosure The Committee shall review and recommend to the Board for approval any public disclosure of information relating to the Corporation's executive compensation, including the disclosure to be included in the Corporation's information circular. Report of the Compensation Committee The Committee shall prepare and recommend to the Board for approval the report of the Compensation Committee to be included in the Corporation's annual report, information circular or other public documents of the Corporation. Regular Reporting The Committee shall report to the Board at the Board's next meeting the proceedings at the meetings of the Committee and all recommendations made by the Committee at such meetings. 9. ANNUAL PERFORMANCE EVALUATION On an annual basis, the Committee shall follow the process established by the Nominating and Corporate Governance Committee of the Board for assessing the performance and effectiveness of the Committee. 10. CHARTER REVIEW The Committee shall review and assess the adequacy of this Charter annually and recommend to the Nominating and Corporate Governance Committee any changes it deems appropriate.

- 6 - Version 1 May 2014 11. CONTACT US Requests for further information should be referred to Concordia’s CFO as follows: Concordia International Corp. 277 Lakeshore Road East, Suite 302 Oakville ON L6J 1H9 Attention: Chief Financial Officer Telephone: (905) 842-5150